                                   Exhibit 99

                      Press Release Dated November 15, 2002

[LOGO] Commercial
       Federal                                                      News Release
       Corporation



November 15, 2002

FOR IMMEDIATE RELEASE

For more information, contact:
Celia Clinch Ferrel                John J. Griffith
Manager of Public Relations        Investor Relations Director
(402) 514-5333                     (402) 514-5336


              Commercial Federal Plans to Expand Branch Network and
                       Implement New Branch Design Concept

     OMAHA, Nebraska - Commercial Federal Corporation (NYSE: CFB) today announced that it plans to open 15 to 19 new branches in three of its markets:
Denver, Omaha and Des Moines.

     "Commercial Federal plans to launch an aggressive program to continue growing our three areas of greatest strength: people, places and products," said Chairman and Chief Executive Officer William A. Fitzgerald. "Our goals include expanding our market share by providing more personalized delivery of innovative financial service solutions and by fully leveraging our relationships with every consumer and business client."

     Plans for the branch expansion project initially will concentrate on three of Commercial Federal's markets: Denver, Omaha and Des Moines. Eventually, plans for the project will move across all of the bank's markets.

     "Our branch network is one of our most important delivery channels for servicing our clients and acquiring new checking and savings accounts," said President and Chief

                                     -More-

Page Two -- Commercial Federal's Branch Expansion Plans


Operating Officer Robert Hutchinson. "Our goal is to offer the most convenient branch locationswhere people and businesses are located and where our markets are expanding in order to grow our client base.

     "Over the next two to three years, the company plans to open 10 to 12 new branches in the Denver area, three to four new branches in Omaha, and two to three new branches in Des Moines. The plan includes expanding the bank's Automated Teller Machine (ATM) network with a minimum of 15 to 20 new freestanding ATMs to be located in high-traffic areas.

     During 2003, Commercial Federal plans to build seven new branches - five in the Denver area and two in Omaha. In addition, the bank plans to relocate four branches - two in Denver, one in Iowa and one in Oklahoma.

     Additionally, Commercial Federal plans to design the new branches to feature a number of new retail and business banking concepts, including:

  . Customer Service Center - Branch representatives will provide personal assistance and product information.

  . Investment Center - Commercial Federal investment representatives will be licensed to sell stocks, bonds, annuities and mutual funds. The Investment Center will feature a sitting area for customers, a TV monitor for financial news and a variety of financial publications.

  . Home and Consumer Lending Center - This area will feature information on Commercial Federal's lending and mortgage products as well as literature on the home purchase process.

  . Business Services Center - The Business Services Center will offer information on a full array of Commercial Federal's small business and commercial banking products and services, including lending opportunities for small and large companies.

                                     -More-

Page Three -- Commercial Federal's Branch Expansion Plans

  . Internet Cafe - The Internet Cafe will demonstrate Commercial Federal's online banking services and will provide access to the bank's Web site, www.comfedbank.com, and other value-added Web sites.

Plans for the new branch design also will incorporate additional timesaving approaches to banking, including a drive-up ATM and a night depository.

     "This investment in our delivery system will make accessing financial services easier and more convenient," said Senior Vice President Kevin Parks, director of Retail Sales and Service. "Customers will find our new branches to be more like retail stores, where they can shop for financial services and learn about everything from small business and commercial lending, to planning for retirement and saving money by consolidating debt."

     Commercial Federal Corporation is the parent company of Commercial Federal Bank, a $13.5 billion federal savings bank that currently operates branches located in Nebraska, Iowa, Colorado, Kansas, Oklahoma, Missouri and Arizona. Commercial Federal operations include consumer and commercial banking, mortgage banking, commercial lending, insurance and investment services, and Internet banking. Commercial Federal's Web site can be accessed at www.comfedbank.com.

                                       ###

Certain statements contained in this release are forward-looking in nature. These statements are subject to risks and uncertainties that could cause Commercial Federal's actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to Commercial Federal include, but are not limited to, changes in general economic conditions, and price levels and conditions in the public securities markets generally.